UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2025

HARROW, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35814	45-0567010
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1A Burton Hills Blvd., Suite 200
Nashville, Tennessee	37215
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 733-4730

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name on exchange on which registered
Common Stock, $0.001 par value per share	HROW	The Nasdaq Stock Market LLC
8.625% Senior Notes due 2026	HROWL	The Nasdaq Stock Market LLC
11.875% Senior Notes due 2027	HROWM	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Act of 1934: Emerging growth company ☐

If any emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On September 26, 2025, Harrow, Inc., (the “Company”), and subsidiaries of the Company as guarantors (“Subsidiary Guarantors”) entered into a Credit Agreement (the “New Credit Agreement”) with Fifth Third Bank, National Association, as administrative agent for itself and the other lenders, the letter of credit issuer, the swing line lender, the sole lead arranger and the sole bookrunner (“Fifth Third”) providing for a senior secured revolving credit facility in the initial principal amount of $40,000,000, together with an uncommitted incremental revolving line of credit in the principal amount of up to $20,000,000. The New Credit Agreement will mature on September 26, 2030 or, if earlier, the date that is 91 days prior to the earliest maturity date of the Company’s 8.625% senior notes due 2030.

Borrowings under the New Credit Agreement bear interest at a floating rate equal to, at the Company’s option, either (i) a base rate plus a margin ranging from 0.25% to 0.75%, or (ii) a Secured Overnight Financing Rate (“SOFR”)-based rate plus a margin ranging from 1.25% to 1.75%. In addition, an unused fee of 0.25% per annum is payable monthly in arrears based on the undrawn portion of the commitments in respect of the New Credit Agreement. Borrowings under the New Credit Agreement are secured by a first priority lien in substantially all of the present and future property and assets, real and personal, of the Company and the Subsidiary Guarantors, subject to customary exceptions.

Under the New Credit Agreement, the Company is subject to certain customary affirmative and negative covenants, including, among others, limitations on the ability of the Company, the Subsidiary Guarantors and their subsidiaries to incur debt, dispose of assets, make investments and acquisitions, incur or permit liens, enter into affiliate transactions, merge or consolidate with others, pay dividends or other distributions and prepay indebtedness, in each case, subject to certain exceptions. In addition, the New Credit Agreement contains certain financial covenants requiring the Company to maintain, on a consolidated basis as of the last day of each month, a fixed charge coverage ratio of at least 1.10 to 1.0.

The foregoing description of the New Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the New Credit Agreement, which the Company expects to file as an exhibit to its Quarterly Report on Form 10-Q for the three months ending September 30, 2025.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent applicable, the disclosure included in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARROW, INC.

Dated: September 29, 2025	By:	/s/ Andrew R. Boll
Andrew R. Boll
President and Chief Financial Officer